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                                                                       Exhibit 4


                      PHOENIX RESOURCES TECHNOLOGIES, INC.

                             1999 STOCK OPTION PLAN

     1. Purposes of the Plan. The purposes of this Phoenix Resources Technologies, Inc. 1999 Stock Option Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or non-statutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. This Plan is an amendment and restatement of the Phoenix Resources Technologies, Inc. 1999 Nonqualifying Stock Option Plan.

     2.   Definitions.  As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" means a committee appointed by the Board.

          (e) "Common Stock" means the Common Stock of the Company, $0.001 par value per share.

          (f) "Company" means Phoenix Resources Technologies, Inc., a Nevada corporation.

          (g) "Consultant" means (i) any person, including an advisor, who is engaged by the Company to render consulting or advisory services and is compensated for such services; and (ii) any director of the Company who is compensated for such services.

          (h) "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship with the Company, any Parent or Subsidiary is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Parent, any Subsidiary, or any successor.
A leave of absence approved by the Company shall include sick
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leave, military leave, or any other personal leave. For purposes of Incentive
Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the ninety-first (91/st/) day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

          (i) "Covered Employee" means an Optionee who is or is expected to be a "covered employee" within the meaning of Code Section 162(m) and the related treasury regulations for the year in which the Option is taxable to the Optionee and for whom the Administrator intends that such Option qualify for the performance-based compensation exemption under Code Section 162(m).

          (j) "Disability" means an inability to perform the duties assigned to such Employee or Consultant, as determined in the sole discretion of the Administrator, for a period of one hundred twenty (120) days.

          (k) "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (m) "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination;

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

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          (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (p) "Option" means a stock option granted pursuant to the Plan.

          (q) "Optioned Stock" means the Common Stock subject to an Option.

          (r) "Optionee" means an Employee or Consultant who receives an Option.

          (s) "Parent" means a "parent corporation" with respect to the Company whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (t) "Share(s)" means a share or shares of Common Stock, as adjusted in accordance with Section 11 below.

          (u) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is One Million Five Hundred Thousand (1,500,000) Shares. The maximum aggregate number of Shares subject to an Option granted in any one Fiscal Year to a Covered Employee may not exceed Five Hundred Thousand (500,000) Shares. Optioned Stock may be authorized, but unissued, or reacquired Shares.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

     Should the Company reacquire Shares which were issued pursuant to the exercise of an Option, such Shares shall not become available for future grant under the Plan.

     4.   Administration of the Plan.

          (a) In General. The Plan shall be administered by the Committee. The Committee shall be composed solely of not fewer than two (2) "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act. To the extent required to comply with the performance-based compensation exemption under Code Section 162(m) and the related treasury regulations, each member of the Committee shall also qualify as an "outside director," as defined therein.

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          (b) Powers of the Administrator.  Subject to the approval of any relevant authorities, including the approval, if required, of any stock exchange upon which the Common Stock is listed, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value of the Common Stock in accordance with Section 2(m) of the Plan;

               (ii) to select the Consultants and Employees to whom Options may from time to time be granted hereunder;

               (iii) to determine whether and to what extent Options are granted hereunder;

               (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

               (v) to approve forms of a written option agreement ("Option Agreement") for use under the Plan;

               (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Shares relating thereto, including canceling Option awards due to the Optionee engaging in conduct inimical to the best interests of the Company as provided in Section 19, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vii) to determine whether and under what circumstances an Option may be settled in cash under Section 8(b) instead of Common Stock;

               (viii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted; and

               (ix) to provide for the early exercise of Options for the purchase of unvested Shares, subject to such terms and conditions as the Administrator may determine.

          (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options. Subject to the express provisions of the Plan, the Administrator may

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interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of awards to Optionees under the Plan (which need not be identical) and make such other determinations as it deems necessary and advisable for the administration of the Plan. The decision of the Administrator under the Plan shall be conclusive and binding. No member of the Board or the Administrator shall be liable for any action taken or determination made hereunder in good faith. The Board and the Administrator shall be entitled to indemnification and reimbursement to the maximum extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the members may have as members of the Board or under the bylaws of the Company.

     5.   General Provisions

          (a) Eligibility. Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if otherwise eligible, be granted additional Options.

          (b) Option Designation. Options shall be evidenced by Option Agreements in such form as the Administrator shall approve from time to time. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, for those Incentive Stock Options exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) with underlying shares having an aggregate Fair Market Value exceeding $100,000, such excess shall be treated as Nonstatutory Stock Options.

          (c) Option Identification. For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (d) No Employment Guarantee. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

     6. Term of Plan. The Plan, as amended and restated, was adopted by the Board effective as of November 29, 1999 and shall continue in effect for a term of ten (10) years from November 29, 1999 unless sooner terminated pursuant
Section 13.

     7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns, or is deemed to own within the meaning of Section

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424(d) of the Code, stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     8.   Option Exercise Price and Consideration.

          (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

               (i) In the case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns, or is deemed to own within the meaning of Section 424(d) of the Code, stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

                    (B) granted to any Employee or Covered Employee, other than an Employee described in the preceding paragraph, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option, the per share exercise price shall be determined by the Administrator, provided that the per share exercise price of any Nonstatutory Stock Option granted to any Covered Employee shall be no less than one hundred percent (100%) of the Fair Market Value per share on the date of grant.

          (b) Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist of one or more of the following, provided such form of payment is acceptable to the Administrator:
(i) cash, (ii) check, (iii) promissory note of Optionee, (iv) other Shares that
(x) in the case of Shares acquired upon exercise of an Option have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to or greater than the aggregate exercise price of the Shares as to which said Option is exercised, (v) authorization from the Optionee duly accepted by the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (vi) any combination of the

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foregoing methods of payment, or (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable laws.

     9.   Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions, including performance criteria with respect to the Company and/or the Optionee, as determined by the Administrator, in its sole and absolute discretion.

     An Option shall be deemed to be properly exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company pursuant to Section 8(b). However, (i) an Option may not be exercised for a fraction of a Share, and (ii) an Option may not be exercised for less than one hundred (100) Shares, unless the number purchased is the total number available at the time for purchase.

     Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the grant and/or exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon the proper exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of further grants under the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     As a condition to the exercise of an Option, the Company and/or the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that such exercise does not violate any law, regulation or rule if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

          (b) Termination of Employment or Consulting Relationship for a Reason Other than Death, Disability or Retirement. Upon termination of an Optionee's Continuous

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Status as an Employee or Consultant, other than upon the Optionee's death,
Disability or retirement, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement and subject to Section 19), and only to the extent that the Optionee was vested and otherwise entitled to exercise the Option at the date of termination as set forth in the Option Agreement. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. In the case of an Incentive Stock Option, such period of time for exercise shall not exceed three (3) months from the date of termination. Notwithstanding the above, in the event of an Optionee's change in status from Consultant to Employee or Employee to Consultant, an Option held by the Optionee shall not automatically terminate solely as a result of such change in status. However, an Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the day that is three (3) months and one (1) day following the change of status from Employee to Consultant. To the extent the Optionee is not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option to the extent so entitled within the time provided in the Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c) Disability of Optionee. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her Disability, Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination as set forth in the Option Agreement; provided, however, that if such Disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the day three (3) months and one (1) day following such termination. To the extent that Optionee is not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time provided in the Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who has acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was vested and entitled to exercise the Option at the date of death as set forth in the Option Agreement. To the extent the Optionee was not entitled to exercise the Option at the time of death, or if after death, the Optionee's estate or a person who has acquired the right to exercise the Option by bequest or inheritance does not exercise the Option to the extent so entitled within the time provided in the

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Option Agreement, the Option shall terminate, and the Shares covered by such
Option shall revert to the Plan.

          (e) Retirement of Optionee. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her retirement on or after age sixty-five (65), Optionee may exercise his or her Option, but only for the lesser of five (5) years from the date of retirement or such period of time as is specified in the Option Agreement and only to the extent otherwise entitled to exercise it at the date of retirement as set forth in the Option Agreement; provided, however, in the case of an Incentive Stock Option, such period of time for exercise shall not exceed the lesser of three
(3) months from the date of retirement or such period of time as is specified in the Option Agreement. To the extent that Optionee is not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time provided in the Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (f) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish, in its sole and absolute discretion, and communicate to the Optionee at the time that such offer is made.

          (g) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     10. Non-Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11.  Adjustments Upon Changes in Capitalization or Merger.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Shares covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of that class resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares of that class, or any other increase or decrease in the number of issued Shares of that class effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the

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Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

          (c) Merger or Asset Sale. In the event of a merger of the Company with or into another entity and the Company is not the surviving entity, or the sale of all or substantially all of the assets of the Company, the Option shall be assumed or an equivalent option shall be substituted by such successor entity or a parent or subsidiary of such successor entity. In the event that such successor entity does not agree to assume the Option or to substitute an equivalent option, the Administrator shall, in lieu of such assumption or substitution, provide for the Optionee to have the immediate right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option will be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger, the Option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger or asset sale by holders of shares of the same class on a per-share basis for their shares held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of that class); provided, however, that if such consideration received in the merger or asset sale was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or asset sale.

     12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     13. Amendment and Termination of the Plan. The Board may at any time, in its sole and absolute discretion, amend, alter, suspend or discontinue the Plan, but no amendment,

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alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee with respect to any grant theretofore made, without his or her consent, and no amendment, as it applies to a Covered Employee, shall be made that would cause an Option granted to such Covered Employee to fail to satisfy the performance-based compensation exemption under Code Section 162(m) and the related treasury regulations (to the extent such Option is intended to satisfy this exemption when granted). In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

     14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed.

     15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     16. Agreements. Options shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

     17. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange upon which the Common Stock is listed.

     18. Withholding of Taxes. To the extent that the exercise of any Option or the disposition of any Shares shall result in income to the Optionee or any other person in whom ownership of the Option or Shares has vested in accordance with the terms of the Plan, the Company to the extent required by law will withhold from the proceeds of such disposition an appropriate amount for federal, state and local taxes. The Company's obligation to honor an exercise of the Options or disposition of Shares acquired hereunder shall be subject to the holder of the Option making appropriate arrangements with the Company for the satisfaction of all federal, state or local income tax withholding requirements.

     19. Inimical Conduct or Voluntary Termination. Notwithstanding anything to the contrary in the Plan, if the Administrator finds that the Optionee has been engaged in fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his/her

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association with the Company or any Subsidiary which damaged the Company or any
Subsidiary, or for disclosing trade secrets of the Company or any Subsidiary, the Optionee shall forfeit all unexercised Options and all exercised Options under which the Company has not yet delivered the certificates. Unless the Optionee has entered into a written employment agreement with the Company which provides for a contrary treatment, if the Optionee voluntarily terminates employment with the Company, the Optionee shall forfeit all unexercised Options.

     20. Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and the Options granted hereunder shall be determined in accordance with the laws of the State of Nevada and the general corporation law of the State of Nevada to the extent not inconsistent with Code Section 422 and regulations thereunder.

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